OFFICE GROSS LEASE

DATED: 6/30/15

BETWEEN: **RH 42Fourth, LLC, LLC an Oregon limited liability company** **LANDLORD**
2250 NW Flanders St. – Suite G-02
Portland, OR 97210

AND: **Say Media, Inc.** **TENANT**
180 Townsend Street
San Francisco, CA 94107

TABLE OF CONTENTS

BASIC TERMS

1.	**Landlord:**	RH 42 Fourth, LLC
2.	**Tenant:**	Say Media, Inc.
3.	**Building:**	424 SW Fourth Ave, Portland, OR 97204
4.	**Space:**	Floors 2 and 3 consisting of approximately 5,000sf each including load factor.
5.	**Approximate Net Rentable Area:**	10,000 SF
6.	**Term:**	July 1st, 2015 through June 30th , 2020 – 60 Months
7.	**Base Rent:**	3rd Floor: 7/1/15-6/30/16: \$150,000 (\$12,500.00/mo) *rent abated for months 1-3 7/1/16-6/30/17: \$153,750 (\$12,812.50/mo) 7/1/17-6/30/18: \$157,500 (\$13,125.00/mo) 7/1/18-6/30/19: \$161,250 (\$13,437.50/mo) 7/1/19-6/30/20: \$165,000 (\$13,750.00/mo) 2nd Floor: 7/1/15-6/30/16: \$75,000 (\$6,250.00/mo) *rent abated for months 1-3 7/1/16-6/30/17: \$87,500 (\$7,291.67/mo) 7/1/17-6/30/18: \$157,500 (\$13,125.00/mo) 7/1/18-6/30/19: \$161,250 (\$13,437.50/mo) 7/1/19-6/30/20: \$165,000 (\$13,750.00/mo)
8.	**When Rent Paid:**	1st day of Month
9.	**Operating Expense Base Year:**	2015
10.	**Tax Base Year:**	2015
11.	**Permitted Uses:**	Office
12.	**Security Deposit:**	\$27,500
13.	**Name of Business to be Conducted in Space:**	Say Media, Inc.
14.	**Address of Landlord:**	2250 NW Flanders St. – Suite G-02 – Portland, OR 97210
15.	**Index of Exhibits:**	Exhibit A – Floor Plan Exhibit B – Legal Description Exhibit C – Rules and Regulations Exhibit D – Description of Landlord's Work
16.	**Address of Tenant for Giving of Notices:**	Say Media, Inc., attn. Legal, 180 Townsend Street, San Francisco, CA 94107

Landlord's Initials ____ Tenant's Initials: ____

Landlord is the owner of the Building and Property that are the subject of this Lease.

Landlord and Tenant have agreed that Landlord will lease and Tenant will rent the Space on the terms hereinafter set forth.

NOW, THEREFORE, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Space on the following terms:

1. Term. The term of this Lease will begin and end on the dates set forth in the Basic Terms. Tenant may occupy the Space at any time after notice that the Space is ready for occupancy. In addition, provided Tenant is not then in default and that this Lease is in full force and effect at the expiration of the Lease Term, Tenant shall have one (1) three (3) or five (5) year option to extend the Lease Term at Fair Market Rates. Exercise of the aforesaid option must be made not less than ninety (90) calendar days preceding the expiration date of the original Lease Term.

2. Rent.

2.1. Initial Rental. Initial Rent shall be at the rate per month set forth in Basic Terms. Rental for any partial month at the beginning or the end of the lease term shall be prorated on basis of a 30-day month. First month's rent of $18,750 and last month's rent of $27,500 will be paid at lease execution. If Tenant exercises their option to terminate the second floor lease then the $27,500 will applied to the last two months rent on the third floor leased space.

2.2. Additional Rental. To the extent that Operating Expenses of the Building for any calendar year increase over those incurred during the Operating Expense Base Year identified in Basic Terms or that ad valorem taxes increase over those in the Tax Base Year, Tenant will pay its share of the amount of the excess, provided, however, in the event the increase in Operating Expenses and/or ad valorem taxes are disproportionately attributable to activities of the tenant(s) on the first floor of the Building, the share of such excess payable by Tenant shall be reduced to reflect Tenant's proportional contribution to such increase.

2.2.1. "Operating Expenses" shall mean all direct costs of operation and maintenance of the Building and shall include, but not be limited to, the following costs: fees for permits and licenses relating to the Building, water and sewer charges, insurance premiums, utilities, janitorial services, labor of Building attendants, property management fees, maintenance of elevators and mechanical systems, supplies materials, equipment, and tools used in Building maintenance, and upkeep of any exterior surfaces, landscaping, common areas and common facilities, such as the roof of the Building. Operating Expenses shall not include depreciation of the Building, leasing commissions, or expenditures for capital improvements, including tenant improvements.

2.2.2. "Real Property Taxes" shall mean all taxes and assessments, special or otherwise, levied upon the Building, use or occupancy or similar taxes, taxes based on rent or other income from the Building or any other tax, fee or excise of any kind imposed on Landlord in lieu of

existing or additional real property taxes and assessments. Real Property Taxes shall include the cost of contesting the amount or validity of any of the aforementioned Real Property Taxes.

2.2.3. If the Operating Expenses or the Real Property Taxes for any calendar or fiscal year after the applicable Base Year exceed those paid or incurred for such Base Year, then Tenant shall pay the increase in Operating Expenses or the increase in Real Property Taxes on a monthly basis in addition to Base Rent, pursuant to Landlord's accounting comparing the base year to the subsequent year property budget and as reflected in Landlord's billing statements to Tenant.

2.3. Interest and Late Charges. All rent and other payments not paid when due shall bear interest from the due date until fully paid at the rate of 1.5 percent per month. Late payment of rent will result in costs to Landlord the extent of which is difficult and economically impractical to ascertain. Tenant therefore agrees that if Tenant fails to make any rent or other payment required by this Lease to be paid to Landlord within five (5) days from when it is due Landlord may elect to impose a late charge of 10¢ per dollar of the overdue payment to reimburse Landlord for its costs in connection with the overdue payment. Tenant shall pay the late charge upon demand by Landlord. Tenant agrees that the late charge is a reasonable estimate of the costs to Landlord in connection with the overdue payment. Landlord may levy and collect a late charge in addition to all other remedies available for Tenant's default and collection of a late charge shall not waive the breach caused by the late payment.

3. Option to Terminate. Tenant shall have a one time Option to Terminate the portion of the lease pertaining to the 5,000 sq ft 2nd floor effective on either the 12th or 24th month with at least ninety (90) days written notice to Landlord. Notice must be give prior to March 31st, 2016 in order to terminate the 2nd floor space effective June 30th, 2016 with no penalty. If Tenant does not notify Landlord of its Option to Terminate prior to March 31st, 2016, but notifies Landlord of it prior to March 31st, 2017, Tenant shall pay a termination penalty in the amount of sixty-two thousand five hundred dollars ($62,500.00) at the time of notice in addition to regularly scheduled rent through the end of month 24.

4. Security Deposit. Tenant has deposited with Landlord as a security deposit the sum set forth in Basic Terms. Said sum shall be held by Landlord without interest as security for the faithful performance by Tenant of all of Tenant's obligations hereunder. Landlord will return the security deposit to Tenant within fifteen (15) days after the later of the expiration of the term of this Lease or when Tenant had performed all of its obligations hereunder. Landlord may (but shall not be required to) perform any obligation of Tenant hereunder in its stead and offset its claim for the cost of doing against the security deposit. If any part of the security deposit is so used, Tenant will promptly restore the deposit to the original amount.

5. Use.

5.1. Permitted Use. Tenant shall use the Space only for the purpose set forth in Basic Terms and for no other purpose without the written consent of Landlord.

5.2. Compliance with Laws. In connection with its use Tenant shall comply at its expense with all applicable laws, regulations and requirements of any public authority, including those regarding maintenance, operation and use of the Space and any signs or appliances on the Space.

5.3. Prohibited Activity. Tenant shall not conduct or permit any activities in or about the Space which will: increase the property damage insurance rate upon the Center; cause a cancellation or modification of the property damage insurance policy; create a nuisance; damage the reputation of the Center or be reasonably offensive to Landlord or other tenants.

5.4. Class Operation. Tenant shall keep the Space in clean and orderly condition. Tenant will cause its employees, agents, independent contractors, customers, suppliers and invitees to conduct their activities in such a manner as to comply with the requirements of this Lease and the rules and regulations described herein.

5.5. Equipment. Tenant shall install in the Space only such office equipment as is customary for general office use and shall not overload the floors or electrical circuits of the Building or alter the plumbing or wiring of the Building. Landlord must approve in advance the location of and manner of installing any wiring or electrical, heat generating or communication equipment or exceptionally heavy articles. All telecommunications equipment, conduit, cables and wiring, additional dedicated circuits and any additional air conditioning required because of heat-generating equipment or special lighting installed by Tenant shall be installed and operated at Tenant's expense. Landlord, if it so elects, may not permit the installation of equipment by a telecommunications provider whose equipment is not then servicing the Building, provided that Tenant may install telecommunications equipment provided by Comcast.

5.6. Utilities and Services. Landlord will furnish utilities to the Building, other than electric, cable, phone, internet, and janitorial, at all times and will furnish heat and air conditioning during the normal Building hours as established by Owner. At present normal Building hours for services are 8:00 a.m. to 8:00 p.m. Monday through Friday, excluding nationally recognized holidays and from 8:00 am to 1:00 pm on Saturday. Tenant shall comply with all government laws or regulations regarding the use or reduction of use of utilities in the Space. Interruption of services or utilities shall not be deemed an eviction or disturbance of Tenant's use and possession of the Space, render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord shall take all reasonable steps to correct any interruptions in service.

5.7. Tenant shall provide its own surge protection for power furnished to the Space. If Tenant uses excessive amounts of utilities or services of any kind because of operation outside of normal Building hours, demands from office machinery and equipment in excess of the demands from typical office tenants, nonstandard lighting, or any other cause, Landlord may impose a

reasonable charge for supplying such extra utilities or services, which charge shall be payable monthly by Tenant in conjunction with rent payments. The charge for after-hours heating, ventilation and air conditioning ("HVAC") shall be based on Landlord's estimated actual cost of such after-hours HVAC. The initial estimate of such charge is $55 per hour. In the case of dispute over any extra charge under this section, Landlord shall designate a qualified independent engineer who will decide the matter and whose decision shall be conclusive on both parties. Landlord and Tenant shall each pay one-half of the cost of such determination. Notwithstanding anything else to the contrary, it shall not be deemed Tenant's use of an excessive amount of utilities or services to maintain the server room 24 hours a day at a temperature not in excess of seventy (70) degrees Fahrenheit.

5.8. Security. Landlord may but shall have no obligation to provide security service or to adopt security measures regarding the Building, and Tenant shall cooperate with all reasonable security measures adopted by Landlord. Landlord has installed a key fob system for all-hours access. Tenant shall have access to the building, including the basement server area 24/7/365. Landlord will be provided with an access code to any additional security system installed by Tenant at Tenant's sole cost and expense. Landlord may modify the type or amount of security measures or services provided to the Building at any time.

5.8.1. Fobs. Landlord shall maintain a key Fob system for access to the building. Tenant shall provide a list of employees requiring Fobs at lease execution and Landlord will provide one key Fob for each employee. Future Fobs will be processed or re-issued at a cost of $25 each. Tenant shall notify Landlord in writing any time there is employee turnover or lost Fobs so Fobs can be terminated or re-issued. Building security is of the utmost importance so failure to notify landlord shall constitute a default of the Lease.

5.9. Name of Business. The advertised name of the business operated in the Space shall be as set forth in Basic Terms unless otherwise agreed to by Landlord.

6. Maintenance and Alteration of the Building.

6.1. Tenant's Obligation. Except as otherwise provided herein, by entry hereunder Tenant accepts the Building as being in its present condition "AS-IS" and Landlord shall have no obligation to improve the Building other than as provided in Section 6.3 below. Tenant will, at its expense, keep the Space in good neat and clean condition and shall repair all damage to the Space caused by Tenant's use (other than normal wear and tear). Tenant shall pay for all charges for telecommunication services supplied to the Space. Upon termination of this Lease Tenant shall surrender the Space to Landlord in the same condition as at the time of Tenant's initial occupancy, except for ordinary wear and tear.

6.2. Fixtures. All fixtures placed upon the Space during the Term, other than Tenant's trade fixtures, shall, at Landlord option, become the property of Landlord. Movable furniture, decorations, floor covering other than hard surface bonded or adhesively fixed flooring, curtains, drapes, blinds, furnishings and trade fixtures shall remain the property of Tenant if placed on the Space by Tenant; provided, however, if Landlord granted Tenant an allowance for improvements, installation, floor coverings, curtains, drapes, blinds or other items, such items shall at Landlord's

option become the property of Landlord, notwithstanding the installation thereof by Tenant. If Landlord so elects, Tenant shall remove any or all fixtures, wiring, cables, or conduit (other than telecommunications wiring or security systems) which would otherwise remain the property of Landlord, and shall repair any damage resulting from the removal. If Tenant fails to remove such fixtures, wiring, cables, or conduit Landlord may do so and charge the cost to Tenant with interest at the Interest Rate. Tenant shall remove all furnishings, furniture, and trade fixtures which remain the property of Tenant and shall repair any damage resulting from the removal. If Tenant fails to do so, this shall be an abandonment of the property, and following ten days' written notice Landlord may remove or dispose of it in any manner without liability. Tenant shall be liable to Landlord for the cost of removal, transportation to storage, with interest on all such expenses from the date of expenditure at the Interest Rate. The time for removal of any property or fixtures which Tenant is required to remove from the Space upon termination shall be as follows:

On or before the date the Lease terminates because of expiration of the Term or because of a default under Paragraph 12.

or

Within ten (10) days after written notice from Landlord requiring such removal where the property to be removed is a fixture which Tenant is not required to remove except after such notice by Landlord, and such date would fall after the date on which Tenant would be required to remove other property.

6.3. Landlord's Obligation. Except for repairs made necessary because of Tenant's or its invitee's negligence or default, Landlord will maintain the roof and exterior of the Building in which the Space is located and the storm, sanitary and water systems located outside the Space as well as well as ensure that the HVAC system serving the Building is in proper working order.

6.4. Alterations. Subject to Landlord's approval, which shall not be unreasonably withheld, Tenant may install such improvements, fixtures and finishes in the Space as Tenant deems necessary or desirable, including but not limited to interior design and paint. Tenant shall provide all such improvements to the space in a good and workmanlike manner in accordance with all applicable codes, regulations and governmental agency requirements. Upon removal by Tenant, Tenant will return the Building to its original condition. Unless the terms of the consent provide otherwise, all other alterations or improvements to the Building shall become part of the Building, belong to Landlord and shall be surrendered with the Building without disturbance upon the termination of the Lease.

6.5. Personal Property Removal. Upon termination of the Lease, Tenant shall remove all movable furniture and equipment located in the Building which belong to Tenant and repair at its expense any damage caused to the Building by such removal. Tenant's failure to remove such property shall be an abandonment of the property and Landlord may either retain the property, whereupon all rights of Tenant with respect to it shall cease, or elect to hold Tenant to its obligation of removal. If Landlord elects to require Tenant to remove the property and Tenant fails to do so promptly, Landlord may effect a removal and place the property in storage for Tenant's account. In

this event Tenant shall be liable to Landlord for the cost of removal, restoration, transportation to storage and storage, with interest on all such expenses at the rate of 1.5 percent per month.

6.6. Entry and Inspection. Landlord or its agents may, upon reasonable notice to Tenant, enter the Space at any time to determine Tenant's compliance with this Lease, to make necessary repairs or to show the Building to prospective tenants or purchasers.

6.7. Landlord paid Tenant Improvements. Tenant shall take the Space "AS IS", provided that at Tenant's election, in a space mutually agreed upon by Landlord and Tenant, Landlord will install at Landlord's expense additional bathroom stalls in the current bathrooms or nearby as necessary and reasonably doable. Landlord will amortize the cost of these improvements based on a ten (10) year term and Tenant will pay one-half (1/2) of the total amortized cost in equal installments over the remaining term of their Lease. Landlord will not have to do any improvements to the second floor Space unless the Tenant eliminates its option to terminate. A summary of the improvements are outlined on Exhibit D.

7. Insurance; Indemnity.

7.1. Indemnity. Tenant will indemnify and defend Landlord from any claim, liability, loss or damage arising out of any activity within the Building by Tenant, its agents or invitees or resulting from Tenant's failure to comply with any term of this Lease.

7.2. Liability Insurance. Tenant shall continuously maintain at its expense a commercial general liability insurance policy with limits of not less than $2,000,000 per occurrence for property damage and personal injury to, illness of or death of persons occurring in, upon or about the Space; $2,000,000 aggregate for product and completed operations liability and $2,000,000 general aggregate.

7.3. Property Damage Insurance of Tenant. Tenant, at its expense, shall maintain in effect a special form property damage insurance policy covering its furnishings, fixtures, inventory and equipment located in the Building. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the property so insured.

7.4. Property Damage Insurance of Landlord. Landlord will maintain a special form property damage and business income insurance policies covering the Building.

7.5. Insurance Policies. All liability insurance policies shall name Landlord and its managing agent, Red Hills Holdings, LLC, as additional insured and shall be with companies with a Bests rating of A or better. Copies of all policies or certificates in such form as Landlord shall require evidencing insurance shall be delivered to Landlord by Tenant prior to Tenant's occupancy of the Building and thereafter whenever a policy is renewed or replaced. All policies shall bear endorsements requiring 30 days' written notice to Landlord prior to any cancellation or renewal.

7.6. Waiver of Claims/Subrogation. Neither party shall be liable to the other for any loss or damage caused by water damage or any of the risks covered by a special form property damage

rental for less than thirty (30) days), or use the Apartment for same. If Tenant does so, Owner has the right to immediately terminate this Lease.

TENANT ACKNOWLEDGES AND AGREES THAT THE FOREGOING IS A MATERIAL INDUCEMENT FOR OWNER TO ENTER INTO THIS LEASE, AND BUT FOR SAID COVENANT, OWNER WOULD NOT HAVE EXECUTED THIS LEASE AGREEMENT. IF TENANT DISREGARDS THIS AGREEMENT, IN ADDITION TO THE RIGHT OF INJUNCTION, THE RIGHT TO TERMINATE THIS LEASE ON SIX (6) DAYS' WRITTEN NOTICE TO TENANT AND ANY AND ALL REMEDIES AVAILABLE UNDER THIS LEASE AND AT LAW OR EQUITY, TENANT WILL FORFEIT THE ENTIRE SECURITY DEPOSIT TO THE OWNER, TO COMPENSATE OWNER FOR ANY AND ALL COSTS RELATING THERETO AS LIQUIDATED DAMAGES (AND NOT AS A PENALTY). TENANT SHALL ALSO BE RESPONSIBLE FOR ANY AND ALL FINES AND PENALTIES IMPOSED BY ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL AGENCY OR BODY.

47. INDEMNIFICATION

Tenant shall indemnify and save harmless Owner and Owner's agents and, at Owner's option, defend Owner and Owner's agents against, and from, any and all claims against Owner and Owner's agents arising wholly or in part from any act, omission or negligence of Tenant, or the Tenant Parties. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs, damages and expenses of any kind or nature (including without limitation attorney's and other professional fees and disbursements) incurred in or in connection with any such claims (including any settlement thereof) or proceeding brought thereon, and the defense thereof.

48. NOISE

Tenant shall not create any unreasonable noise levels which shall interfere with the quiet enjoyment of the other tenants of the Building or the neighbors of the Building. Tenant agrees to promptly notify Owner in writing of all noise complaints or summons which Tenant receives in writing, and to submit a proposal reasonably satisfactory to Owner as to how to handle same and assure that such complaints shall not recur. TENANT ACKNOWLEDGES AND AGREES THAT THE FOREGOING IS A MATERIAL INDUCEMENT FOR OWNER TO ENTER INTO THIS LEASE, AND BUT FOR SAID COVENANT, OWNER WOULD NOT HAVE EXECUTED THIS LEASE AGREEMENT. IF TENANT DISREGARDS THIS AGREEMENT, IN ADDITION TO THE RIGHT OF INJUNCTION AND ANY AND ALL REMEDIES AVAILABLE UNDER THIS LEASE AND AT LAW OR EQUITY, TENANT WILL FORFEIT THE ENTIRE SECURITY DEPOSIT TO THE OWNER, TO COMPENSATE OWNER FOR ANY AND ALL COSTS RELATING THERETO AS LIQUIDATED DAMAGES (AND NOT AS A PENALTY).

49. OWNER'S DEFAULT TO CONDOMINIUM

If: (i) Owner defaults in the payment to the Condominium of common charges or other assessments payable to the Condominium with respect to the Apartment; (ii) the Condominium notifies Tenant of such default; and (iii) the Condominium instructs Tenant to pay the Rent and/or Additional Rent under this Lease to the Condominium, then Tenant shall pay all future installments of Rent and/or Additional Rent payable under this Lease to the Condominium until such time as the Condominium advises that the Owner's default has been cured. Owner acknowledges that if Tenant pays any installment of Rent and/or Additional Rent payable under this Lease to the Condominium as herein provided, Tenant has satisfied Tenant's obligation to pay any such installment of Rent and/or Additional Rent to Owner. Nothing contained in this Article shall suspend Tenant's obligation to pay Rent and/or Additional Rent under this Lease.

50. WAIVER OF LIABILITY

Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Owner in the Apartment or to any proceeds obtained by Owner as a result of a sale by Owner of the Apartment, for the collection of any judgment (or other judicial process) requiring the payment of money by Owner in the event of any default or breach by Owner with respect to any of the terms and provisions of this Lease to be observed and/or performed by Owner, subject, however, to the prior rights of any lessor under a superior lease or holder of a superior mortgage. No other assets of Owner or any partner, officer, director or principal of Owner, shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim hereunder.

51. OWNER'S APPROVAL

If Tenant shall request Owner's approval or consent and Owner shall fail or refuse to give such approval or consent, Tenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Owner, it being intended that Tenant's sole remedy shall be an action for injunction without bond or specific performance (the rights to money damages or other remedies being hereby specifically waived). Furthermore, such remedy shall be available only in those cases where Owner shall have expressly agreed in writing not to unreasonably withhold its consent or approval (as applicable), or where as a matter of law, Owner may not unreasonably withhold its consent or approval. In such event, provided Tenant is successful therein, Owner shall be responsible to pay Tenant's actual costs and expenses incurred therein, including reasonable attorneys' fees.

52. BANKRUPTCY; INSOLVENCY

If (i) Tenant files a voluntary petition in bankruptcy or insolvency or are the subject of an involuntary bankruptcy proceeding, (ii) Tenant assigns property for the benefit of creditors, or (iii) a non-bankruptcy trustee or receiver of Tenant's or Tenant's property is appointed, Owner may give Tenant thirty (30) days' notice of cancellation of the Term of this Lease. If any of the above is not fully dismissed within the thirty (30) day period, the Term shall end as of the date stated in the notice. Tenant must continue to pay Rent and Additional Rent and any damages, losses and expenses due Owner without offset.

53. CONTROLLING LAW

Tenant acknowledges that by negotiating and entering into this Lease, Tenant has transacted business within the State of New York. Any action, proceeding or claim arising out of this Lease or breach thereof, shall be litigated within the State of New York and the parties consent to the personal jurisdiction of the courts (including the New York City Housing Court) within the State of New York and consent that any process may be served either personally, by facsimile or by certified or registered mail, return receipt requested, to Tenant at Tenant's address as set forth in this Lease, or in any manner provided by New York Law.

Tenant shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to, and Tenant shall agree to consent to, the service of process in, and the jurisdiction of, the courts of New York State.

54. OWNER'S CONTROL

The Lease shall not end or be modified nor will Tenant's obligations be ended or modified if for any cause not fully within Owner's reasonable control, Owner is delayed or unable to (a) fulfill any of Owner's promises or agreements, or (b) supply any required service or (c) make any required repairs to the Apartment.

55. COUNTERPARTS

This Lease may be executed in any number of identical counterparts and by scanned or facsimile signature, and each counterpart hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute but a single instrument.

56. BINDING EFFECT

It is expressly understood and agreed that this Lease shall not constitute an offer or create any rights in Tenant's favor, and shall in no way obligate or be binding upon Owner, and this Lease shall have no force or effect until this Lease is duly executed by Tenant and Owner and a fully executed copy of this Lease is delivered to both Tenant and Owner.

57. SMOKING

THERE IS NO SMOKING PERMITTED INSIDE THE APARTMENT (OR ON THE BALCONY OR TERRACE, IF ANY) UNDER ANY CIRCUMSTANCES. IF TENANT DISREGARDS THIS AGREEMENT, TENANT WILL FORFEIT ONE-THIRD (1/3) OF THE SECURITY DEPOSIT TO THE OWNER, TO COMPENSATE OWNER FOR ANY AND ALL COSTS RELATING THERETO AS

condemnation. Tenant's election must be made in writing within 10 days following the service upon it of a complaint for condemnation. In no event will Tenant share in the condemnation award.

11. Signs. Tenant shall be able to place signage on the exterior of the Building above the third floor space, subject to Landlord approval, which shall not be unreasonably withheld, and in accordance with all applicable municipal codes. No sign visible outside the Building may be installed without Landlord's consent, which shall not be unreasonably withheld.

12. Other Obligations of Parties.

12.1. Liens. Tenant shall pay when due all claims for work performed for it in the Building, or for services rendered or materials furnished at the request of Tenant, an assignee or subtenant and shall keep the Building and Property free from any liens therefore. If Tenant fails to pay any claim or to discharge any such lien Landlord may do so and collect the amount paid as additional rent. Amounts paid by Landlord shall bear interest at the rate of 1½ percent per month and be repaid upon demand. Such payment by Landlord shall not constitute a waiver of any right or remedy Landlord may have because of Tenant's default.

12.2. Holding Over. If Tenant does not vacate the Building at the time required, Landlord shall have the option to treat Tenant as a tenant from month-to-month, subject to all of the provisions of this Lease (except that the term will be month-to-month and the initial basic monthly rent will be 150 percent of the basic monthly rent then being paid by Tenant) or to eject Tenant from the Building and recover damages caused by wrongful holdover.

12.3. Priority of Lease. This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust subsequently placed upon the Building, all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination. If required by a lender however, Tenant will execute a recordable subordination agreement in form provided by Landlord.

12.4. Landlord's Liability; Sale. The liability of Landlord under this Lease will be limited to Landlord's interest in the Building and any judgment against Landlord will be enforceable solely against such interest in the Building. In the event Landlord shall sell or convey the Building all liabilities and obligations on the part of Landlord under this Lease accruing thereafter shall terminate and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

12.5. Estoppel Certificate. Within 10 days after Landlord's written request, Tenant shall deliver to Landlord a certificate identifying and stating:

12.5.1. the date to which rent and other charges have been paid;

12.5.2. what constitutes the arrangement between Landlord and Tenant, including the date of the Lease, the date of all amendments thereto, the date of commencement, and expiration of the Lease and whether Tenant has any option not disclosed in the Lease;

12.5.3. whether any option held by Tenant has been exercised;

12.5.4. whether the Building or any portion thereof has been sublet;

12.5.5. whether the Landlord has waived performance by Tenant of any provision of the Lease; and

12.5.6. whether Tenant has assigned or sublet or agreed to assign or sublet any portion of his interest under the Lease.

13. Defaults; Remedies.

13.1. Default. The following shall be events of default:

13.1.1. Payment Default. Failure of Tenant to make any basic, percentage or additional rent or other payment under this Lease when it is due.

13.1.2. Unauthorized Transfer. Tenant's making any transfer without Landlord's prior written consent as required under section 7.

13.1.3. Abandonment of Building. Tenant's failure to occupy or use the Building for the purposes permitted by this Lease for a total of ten business days or more during the lease term without notice to Landlord.

13.1.4. Default in Other Covenant. Failure of Tenant to comply with any other term or condition or fulfill any other obligation of this Lease within 20 days after written notice by Landlord specifying the nature of the default with reasonable particularity. No notice and no opportunity to cure shall be required if Landlord has previously given Tenant notice of failure to comply with such term or condition or fulfill such other obligation of this Lease during the term hereof.

13.1.5. Insolvency Defaults. Dissolution, termination of existence, business failure of Tenant; the commencement by Tenant of a voluntary case under the federal bankruptcy laws or under any other federal or state law relating to insolvency or debtor's relief; the entry of a decree or order for relief against Tenant in an involuntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency or debtor's relief; the appointment of or consent by Tenant to the appointment of a receiver, trustee or custodian of Tenant or of any of Tenant's property; an assignment for the benefit of creditors by Tenant; the making or suffering by Tenant of a fraudulent transfer under applicable federal or state law; concealment by Tenant of any of its property in fraud of creditors; the making or suffering by Tenant of a preference within the meaning of federal bankruptcy law; or the imposition of a lien through legal proceedings or distraint upon any of the property of Tenant which is not discharged or bonded. During any period in which there is a Guarantor(s) of this Lease each reference to "Tenant" in this subsection shall be deemed to refer to "Guarantor or Tenant" separately.

13.2. Remedies on Default. Upon default Landlord may exercise any one or more of the following remedies or any other remedy available under applicable law:

13.2.1. Retake Possession. To the extent permitted by law Landlord may terminate Tenant's right of occupancy, reenter and retake possession of the Building, and remove any persons or property, without notice, either by summary proceedings, force, or any other applicable action or proceeding. To the extent permitted by law Tenant expressly waives the service of any notice of intention to retake the Building and waives service of any demand for payment of rent or for possession and of any and every other notice or demand required or permitted under applicable law. To the extent permitted by law, Landlords shall have the right to retain the personal property belonging to Tenant which is in the Space at the time of re-entry, or the right to such other security interest therein as the law may permit, to secure all sums due or which become due to Landlord under the Lease. Perfection of such security interest shall occur by taking possession of such personal property or otherwise as provided by law.

13.2.2. Relet the Space. In the event that Landlord has retaken possession, Landlord at its option may relet the whole or any part of the Building from time to time, either in the name of Landlord or otherwise. A lease may be made to such tenants for such terms ending before, on or after the expiration date of the lease term, at such rentals and upon such other conditions (including concessions and free rent periods) as Landlord in its sole discretion may determine to be appropriate. Landlord at its option may make such physical changes to the Building as Landlord in its sole discretion considers advisable or necessary in connection with any such reletting or proposed reletting without relieving Tenant of any liability under this Lease or otherwise affecting Tenant's liability. Expenditures of Landlord for the purpose of reletting, including but not limited to lease commissions, tenant improvements and advertising expenses, will be charged to Tenant. If rent received upon such reletting exceeds the Rent received under the Lease, Tenant shall have no claim to the excess. No such reletting by Landlord following a default by Tenant shall be construed as an acceptance of surrender of the Space.

i. Damages for Default. Whether or not Landlord retakes possession or relets the Building, Landlord may recover all damages caused by the default (including, but not limited to, unpaid rent, attorneys' fees relating to the default and costs of reletting). All unpaid rent or other charges for the period prior to re-entry are recoverable as damages, plus interest at 15% per annum. Landlord may sue periodically to recover damages as they accrue during the remainder of the lease term without barring a later action for further damages. Landlord may at any time bring an action to recover both accrued damages and damages for the remaining lease term equal to the difference between the Rent reserved under this Lease and the amount actually received by Landlord after reletting, as such amounts accrue.

13.3. Cure of Tenant's Default. Without prejudice to any other remedy for default Landlord may perform any obligation or make any payment required to cure a default by Tenant. The cost of performance, including attorneys' fees and all disbursements, shall immediately be repaid by Tenant upon demand together with interest from the date of expenditure until fully paid at the rate of 1.5 percent per month.

14. Miscellaneous.

14.1. Waivers. No waiver by Landlord of performance of any provision of this Lease shall be deemed to be a waiver of or prejudice Landlord's right to otherwise require performance of the same provision or any other provision.

14.2. Notices. All notices under this Lease shall be in writing effective when delivered in person or if mailed, upon deposit in the United States mail, certified and postage prepaid and addressed to the address of Tenant or Landlord shown in Basic Terms or at such other address as may be designated by either party by notice to the other. Tenant shall give Landlord sixty (60) days' notice prior to lease termination. Landlord shall give Tenant thirty (30) days' notice prior to lease termination.

14.3. Construction of Lease.

14.3.1. This Lease shall be construed and governed by the laws of the State of Oregon;

14.3.2. the invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions hereof;

14.3.3. this Lease constitutes the entire agreement of the parties and supersedes all prior agreements or understandings between the parties with respect to the subject matter hereof;

14.3.4. this Lease may not be modified or amended except by written agreement signed and acknowledged by both parties;

14.3.5. if there be more than one lessee the obligations hereunder imposed upon Tenant shall be joint and several;

14.3.6. time is of the essence of this Lease in each and every provision hereof; and

14.3.7. nothing contained herein shall create the relationship of principal and agent or of partnership or of joint venture between the parties hereto and no provisions contained herein shall be deemed to create any relationship other than that of Landlord and Tenant.

14.4. Successor. Subject to any limitations on assignments herein all of the provisions of this Lease shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

14.5. Attorneys' Fees. In the event suit or action is instituted to interpret or enforce the terms of this Lease the prevailing party shall be entitled to recover from the other party such sum as the court may adjudge reasonable as attorneys' fees at trial, on appeal or petition for review, in addition to all other sums provided by law.

14.6. Brokers. Tenant covenants, warrants, and represents that it has not engaged any broker, agent, or finder who would be entitled to any commission or fee in connection with the negotiation and execution of this Lease except Mike Malone with Debbie Thomas Real Estate. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any

brokerage commissions and all costs, expenses, and liabilities in connection therewith, including attorneys' fees and expenses, arising out of any charge or claim for a commission or fee by any broker, agent, or finder on the basis of any agreements made or alleged to have been made by or on behalf of Tenant except Mike Malone with Debbie Thomas Real Estate. The provisions of this Section shall not apply to any brokers with whom Landlord has an express written brokerage agreement. Landlord shall be responsible for payment of any such brokers.

13.7 Personal Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building and the Property, and neither Landlord nor any of its owners, principals, employees, or agents shall be liable for any deficiency.

13.9 Landlord's Right to Cure. If Tenant shall fail to perform any of the covenants or obligations to be performed by Tenant, Landlord, in addition to all other remedies provided herein, shall have the option (but not the obligation) to cure such failure to perform after 15 days' written notice to Tenant. All of Landlord's expenditures incurred to correct the failure to perform shall be reimbursed by Tenant upon demand with interest from the date of expenditure at the Interest Rate. Landlord's right to cure Tenant's failure to perform is for the sole protection of Landlord and the existence of this right shall not release Tenant from the obligation to perform all of the covenants herein provided to be performed by Tenant, or deprive Landlord of any other right which Landlord may have by reason of default of this Lease by Tenant

LANDLORD: RH 42 Fourth, LLC	**TENANT: Say Media, Inc.**
By: [signature]	By: [signature]
Its: Manager	Its: CFO
(Print Name): Kevin Kidd	(Print Name): Jason Crain
Date: 6/30/15	Date: 6-29-15

EXHIBIT A

FLOOR PLANS

Plot Info: [By:Karen Krause] - 1/15/2014 12:15:57 PM - [File Name:2012-0017_32tp] - [File Location: P:\PROJECTS\2012-0017 - 424 SW 4th AVE TI\Drawing Files\ LSW Drawings Files]

GENERAL HEALTH AND LIFE SAFETY NOTES:

1. GENERAL CONTRACTOR TO COORDINATE AND FIELD VERIFY ALL DIMENSIONS WITH THOSE DIMENSIONS SHOWN ON ARCHITECTURAL PLANS. FIELD CONDITIONS MAY VARY. CONSULT WITH ARCHITECT SHOULD SIGNIFICANT DISCREPANCIES BE DISCOVERED.
2. GENERAL CONTRACTOR SHALL MAINTAIN ALL EXISTING LIFE SAFETY SYSTEMS, EMERGENCY EXIT PATHWAYS AND WALL AND CEILING RATINGS NOT IMPACTED BY SCOPE OF WORK. THE FIRE MARSHAL SHALL BE NOTIFIED IN THE EVENT OF ANY INTERMITTENT INTERRUPTION, TEMPORARY DISCONNECTION AND/OR COMPROMISE TO EXISTING LIFE SAFETY SYSTEMS.

SPRINKLER AND FIRE ALARM NOTES:

1. COORDINATE LOCATION OF SPRINKLER PIPING WITH DUCTWORK MAINS.
2. COORDINATE FIRE SPRINKLER SYSTEM LOCATION AND ROUTING WITH OTHER TRADES. CONNECT AND EXTEND NEW SPRINKLER SYSTEM FROM EXISTING FIRE SPRINKLER SYSTEM. PROVIDE ENGINEERED, STATE OF OREGON STAMPED DRAWINGS AND CALCULATIONS SHOWING FIRE SPRINKLER LAYOUT DESIGN AND SUBMIT AS A DEFERRED SUBMITTAL TO THE FIRE MARSHAL FOR REVIEW AND APPROVAL PRIOR TO INSTALLATION.
3. PROVIDE NEW FIRE ALARM DEVICES AND STROBES AS REQUIRED (MATCH EXISTING).
4. PROVIDE BATTERY CALCULATIONS AS NEEDED.

GENERAL NOTES:

1. SEE SHEET 1.1 AND 1.2 FOR LOCATIONS OF FIRE RATED WALLS AND STRUCTURAL FIREPROOFING.
2. SEE SHEET 1.0 FOR ARCHITECTURAL SYMBOL LEGEND AND ABBREVIATION LIST.
3. SEE SHEET 8.0 FOR WALL TYPES. ALL PARTITION WALLS ARE WALLTYPE 'A' UNLESS NOTED OTHERWISE. WALL TYPE CALLED OUT IN ONE ROOM EXTENDS FOR THE ENTIRE LENGTH OF WALL UNLESS OTHERWISE NOTED.
4. SEE SHEET 8.1 FOR DOOR AND FRAME TYPES
5. SEE 11, 12, AND 13/7.4 FOR TYPICAL FIXTURE MOUNTING HEIGHTS.
6. VERIFY REQUIRED DOOR AND WINDOW OPENING SIZES WITH MANUFACTURER.
7. RIM ELEVATIONS FOR FLOOR DRAINS SHALL BE 1/2" BELOW FINISH FLOOR UNLESS NOTED OTHERWISE.
8. MASONRY DIMENSIONS ARE TO FACE OF MASONRY UNLESS OTHERWISE NOTED. ALL OTHER DIMENSIONS ARE TO CENTERLINE (℄) OF WALL UNLESS OTHERWISE NOTED.
9. VERIFY ELEVATOR SHAFT DIMENSIONS WITH ELEVATOR MANUFACTURER.
10. SEE SHEET 1.1 FOR EXIT SIGN LOCATIONS.

FIRE STOPPING: FIRE STOPPING IS A VENDOR DESIGN SYSTEM, ALTHOUGH SOME FIRE STOPPING MAY BE CALLED OUT ON THE DRAWINGS, THE DRAWINGS **DO NOT** SHOW ALL LOCATIONS WHERE FIRE STOPPING IS REQUIRED.



A
B
C
D
E
F
G
1
2
3
RESILIENT WOOD FLOORING SYSTEM FURRED OVER (E) FLOOR SYSTEM. SEE 12/45.2
OPEN OFFICE 200
SEE BASEMENT PLAN FOR SIM.
ELEVATOR
STORAGE
CONFERENCE
RECEPTION
BREAK ROOM/FLEX SPACE
WOMEN'S
MEN'S
PARAPET, TYP.
ADJACENT BUILDING PROPERTY LINE
UNOCCUPIED EXISTING

1 SECOND FLOOR PLAN

LSW architects, pc

architecture / planning / interiors

lsw architects, pc

2000 Main Street
Vancouver, Washington 98660

REGISTERED ARCHITECT
4579
ESTHER CHO LIU
PORTLAND, OREGON
STATE OF OREGON

Witherspoon Building
Tenant Improvements
424 SW 4th Ave
Portland, OR 97204

revisions
1 5-6-13
2 6-4-13

OVERALL SECOND FLOOR PLAN

3.2

Plot Info: [By:Karen Krause] - 1/15/2014 12:18:19 PM - [File Name:2012-0017_33fp] - [File Location: P:\PROJECTS\2012-0017 - 424 SW 4th AVE TI\Drawing Files\1. LSW Drawings Files]

GENERAL HEALTH AND LIFE SAFETY NOTES:

1. GENERAL CONTRACTOR TO COORDINATE AND FIELD VERIFY ALL DIMENSIONS WITH THOSE DIMENSIONS SHOWN ON ARCHITECTURAL PLANS. FIELD CONDITIONS MAY VARY. CONSULT WITH ARCHITECT SHOULD SIGNIFICANT DISCREPANCIES BE DISCOVERED.
2. GENERAL CONTRACTOR SHALL MAINTAIN ALL EXISTING LIFE SAFETY SYSTEMS, EMERGENCY EXIT PATHWAYS AND WALL AND CEILING RATINGS NOT IMPACTED BY SCOPE OF WORK. THE FIRE MARSHAL SHALL BE NOTIFIED IN THE EVENT OF ANY INTERMITTENT INTERRUPTION, TEMPORARY DISCONNECTION AND/OR COMPROMISE TO EXISTING LIFE SAFETY SYSTEMS.

SPRINKLER AND FIRE ALARM NOTES:

1. COORDINATE LOCATION OF SPRINKLER PIPING WITH DUCTWORK MAINS.
2. COORDINATE FIRE SPRINKLER SYSTEM LOCATION AND ROUTING WITH OTHER TRADES. CONNECT AND EXTEND NEW SPRINKLER SYSTEM FROM EXISTING FIRE SPRINKLER SYSTEM. PROVIDE ENGINEERED, STATE OF OREGON STAMPED DRAWINGS AND CALCULATIONS SHOWING FIRE SPRINKLER LAYOUT DESIGN AND SUBMIT AS A DEFERRED SUBMITTAL TO THE FIRE MARSHAL FOR REVIEW AND APPROVAL PRIOR TO INSTALLATION.
3. PROVIDE NEW FIRE ALARM DEVICES AND STROBES AS REQUIRED (MATCH EXISTING).
4. PROVIDE BATTERY CALCULATIONS AS NEEDED.

GENERAL NOTES:

1. SEE SHEET 1.1 AND 1.2 FOR LOCATIONS OF FIRE RATED WALLS AND STRUCTURAL FIREPROOFING.
2. SEE SHEET 1.0 FOR ARCHITECTURAL SYMBOL LEGEND AND ABBREVIATION LIST.
3. SEE SHEET 8.0 FOR WALL TYPES. ALL PARTITION WALLS ARE WALLTYPE 'A' UNLESS NOTED OTHERWISE. WALL TYPE CALLED OUT IN ONE ROOM EXTENDS FOR THE ENTIRE LENGTH OF WALL UNLESS OTHERWISE NOTED.
4. SEE SHEET 8.1 FOR DOOR AND FRAME TYPES.
5. SEE 11, 12, AND 12/7.4 FOR TYPICAL FIXTURE MOUNTING HEIGHTS.
6. VERIFY REQUIRED DOOR AND WINDOW OPENING SIZES WITH MANUFACTURER.
7. RIM ELEVATIONS FOR FLOOR DRAINS SHALL BE 1/2" BELOW FINISH FLOOR UNLESS NOTED OTHERWISE.
8. MASONRY DIMENSIONS ARE TO FACE OF MASONRY UNLESS OTHERWISE NOTED. ALL OTHER DIMENSIONS ARE TO CENTERLINE (℄) OF WALL UNLESS OTHERWISE NOTED.
9. VERIFY ELEVATOR SHAFT DIMENSIONS WITH ELEVATOR MANUFACTURER.
10. SEE SHEET 1.1 FOR EXIT SIGN LOCATIONS.

FIRE STOPPING: FIRE STOPPING IS A VENDOR DESIGN SYSTEM, ALTHOUGH SOME FIRE STOPPING MAY BE CALLED OUT ON THE DRAWINGS, THE DRAWINGS DO NOT SHOW ALL LOCATIONS WHERE FIRE STOPPING IS REQUIRED.



1 THIRD FLOOR PLAN
SCALE: N.T.S.

LSW architects, pc

REGISTERED ARCHITECT STATE OF OREGON 4579

Witherspoon Building
Tenant Improvements
424 SW 4th Ave
Portland, OR 97204

OVERALL THIRD FLOOR PLAN

3.3

EXHIBIT B

Legal Description

Lot 6, Block 47, CITY OF PORTLAND, in the City of Portland, County of Multnomah and State of Oregon

Exhibit C

Rules & Regulations

The following Rules & Regulations shall remain in full force and effect until Tenant is notified in writing by Landlord of any changes or amendments to the Rules and Regulations.

1. Landlord's employees or agents shall not perform any work or do anything outside of their regular duties for Tenant, unless under special instructions from Landlord.

2. No aerials or satellite dishes or antennas shall be erected on the roof or exterior walls of the Space or the Building of which the Space are a part.

3. Landlord reserves the right to require Tenant to discontinue any display or demonstration in or from the Space which, in Landlord's sole opinion, interferes with the use of the public passageways of the Property or constitutes a nuisance or an unhealthy or unsafe condition.

4. Tenant shall at all times maintain an adequate number of suitable fire extinguishers in good working order in the Space for use in case of local fires, including electrical or chemical fires.

5. Tenant shall immediately notify Landlord of any break in, injury, fire, or disorder which comes to its attention which occurs in or about the Building or any of the Common Areas.

6. Tenant shall not permit the use of any devise or instrument, such as a sound reproduction system, television sets, phonographs or radios or excessively bright, changing, flashing, flickering, moving or neon lights, or other lighting devices or any similar devices, intended to be audible or visible beyond the confines of the Site, nor shall Tenant permit any act or thing upon the Space disturbing to normal sensibilities or other tenants in the Property.

7. Tenant shall not, at any time, place any security gate or grille in front of the entrance doors or storefront of the Space.

8. Canvassing, soliciting and peddling in the Property is prohibited, and Tenant shall not encourage same. Tenant shall not solicit business in Common Areas, or distribute handbills or other advertising matter in or upon automobiles parked near the Property, provide that the foregoing shall not prohibit Tenant from using direct mail solicitation or advertising in the regular communications media.

9. Landlord reserves the right to exclude from the Property at any time disorderly persons and any person who does not have sufficient reason of being on or about the Property. If requested in writing by Landlord, Tenant shall promptly furnish to Landlord an up-to-date list of Tenant's employees and give reasonable advance notice to Landlord of invitees expected outside of regular business hours.

10. Employees of Landlord are prohibited from receiving any packages or other articles delivered to the Property for Tenant and, should any such employee receive any such package or article, he or she in so doing shall be the agent of Tenant and not Landlord.

11. Tenant shall ensure that all entrance doors in the Property shall be locked when the Space are not in use.

12. The Building is a non-smoking facilities. Tenant must be outside and ten (10) feet away from the Building when smoking.

13. Landlord shall not be responsible to Tenant for the non-observance or violation of any of these Rules and Regulations at any time by any other tenant of the Building.

14. At Lease commencement Landlord shall ensure all interior lights have working light bulbs. Thereafter, Tenant shall furnish and install all interior light bulbs for the Space.

15. Landlord may upon written request by Tenant, waive the compliance by Tenant of any of the forgoing Rules and Regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve Tenant from the obligation to comply with such Rule and Regulation in the future unless expressly consented to by Landlord, and (iii) no waiver granted to Tenant shall relieve any other tenant from the obligation of complying with foregoing Rules and Regulations, unless such other tenant has received a similar waiver in writing from Landlord.

16. Tenant shall be allowed to have dogs in the Space so long as they do not cause a disturbance or interfere with the peaceful enjoyment of the Building by other tenants or neighbors. Access to the Building with dogs shall be limited to the north stairwell so as not to disturb the ground floor tenant. If the dogs are found to be doing significant damage to the Space or have repeated instances of urinating or defecating inside the Space, Landlord can revoke this privilege of having dogs.

17. The term "Tenant" as used herein shall also mean, in addition to the Tenant under the Lease, any sublessee, assignee, agent, servant, contractor, employee, invitee, or licensee of Tenant. All said parties are subject to compliance with these Rules and Regulations.

EXHIBIT D

DESCRIPTION OF LANDLORD'S WORK AND TENANT'S WORK

DESCRIPTION OF LANDLORD'S WORK - GENERAL REQUIREMENTS

If Tenant deems necessary, Landlord shall install an additional bathroom or stall as necessary on the 3rd floor. Once Tenant eliminates its right to terminate on the 2nd floor, if Tenant deems necessary, Landlord shall install an additional bathroom or stall as practically necessary. Tenant will be responsible for ½ of the cost of such improvements prorated over the remaining term of their lease, as described in Section 6.7.

DESCRIPTION OF TENANT'S WORK - GENERAL REQUIREMENTS

Tenant shall provide Fiber connectivity to the Space at Tenant's sole cost. These improvements shall remain intact and part of the building after lease expiration.